Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 5
TO
CREDIT AGREEMENT

THIS AMENDMENT NO. 5 TO CREDIT AGREEMENT (this “Amendment”), dated as of March 23, 2009, is entered into among GSC INVESTMENT FUNDING LLC, as the Borrower (the “Borrower”), GSCP (NJ), L.P., as the Servicer (the “Servicer”), DEUTSCHE BANK AG, NEW YORK BRANCH (“Deutsche Bank”), as a Committed Lender (in such capacity, a “Committed Lender”), as Managing Agent (in such capacity, the “Managing Agent”), and as Administrative Agent (in such capacity, the “Administrative Agent”), and U.S. BANK NATIONAL ASSOCIATION, as Trustee (in such capacity, the “Trustee”) and Backup Servicer (in such capacity, the “Backup Servicer”).  Capitalized terms used herein without definition shall have the meanings ascribed thereto in the “Credit Agreement” referred to below.

PRELIMINARY STATEMENTS

A.           Reference is hereby made to that certain Credit Agreement, dated as of April 11, 2007, by and among the Borrower, the Servicer, GSC Investment Corp., as the Performance Guarantor, the CP Lenders, the Committed Lenders and the Managing Agents from time to time party thereto, the Administrative Agent, the Trustee and the Backup Servicer (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Credit Agreement”).

B.           The parties hereto have agreed to amend certain provisions of the Credit Agreement upon the terms and conditions set forth herein.

SECTION 1.  Amendment.  Subject to the satisfaction of the conditions set forth in Section 3 hereof, the parties hereto hereby agree to amend the Credit Agreement as follows:

(a)           the definition of “Adjusted Collateral Balance” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the following new proviso at the end of such definition (and making the appropriate punctuation changes thereto):

; provided, however, that clause (a)(ii) of this definition shall not include any funds deposited from the Reserve Account into the Collection Account pursuant to Section 5.3(c) for the payment of any portion of the Required Taxable Net Income Distribution Amount.

(b)           Clause (a) of the definition of “Amortization Events” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

(a)           [Reserved]; or

(c)           the definition of “Available Collections” set forth in Section 1.1 of Credit Agreement is hereby amended and restated as follows:

“Available Collections” is defined in Section 2.7.

(d)           the definition of “Borrowing Base” set forth in Section 1.1 of Credit Agreement is hereby amended and restated as follows:

“Borrowing Base” means, on any date of determination, the amount equal to the Adjusted Collateral Balance minus the Required Equity Investment.

(e)           Clauses (a) and (g) of the definition of “Excess Concentration Amount” set forth in Section 1.1 of the Credit Agreement are hereby amended and restated as follows:

(a) the aggregate amount by which the Outstanding Principal Balances of Collateral Debt Obligations which are not Senior Secured Loans, exceeds (i) 85% of the aggregate Outstanding Principal Balance, at all times that the Maximum Advance Rate is greater than 35%, or (ii) 90% of the aggregate Outstanding Principal Balance, at all times that the Maximum Advance Rate is equal to or less than 35%;

(g) the aggregate amount by which the sum of (i) the aggregate Outstanding Principal Balances of all Collateral Debt Obligations (other than Defaulted Obligations) and (ii) the aggregate Moody’s Collateral Value of all Defaulted Obligations, in each case which have a Moody’s Rating of Caa2 or below exceeds 30% of the aggregate Outstanding Principal Balance;

(f)           the definition of “Interest Coverage Ratio” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety;

(g)           Clause (iii) of the proviso of the definition of “Interest Rate” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

(iii) for each day during any Settlement Period following the occurrence of an Event of Default that is continuing, the Interest Rate shall be (A) to the extent the relevant Lender is a CP Lender that is funding the applicable Advance or portion thereof through the issuance of Commercial Paper Notes, the sum of (I) the greater of (x) the CP Rate for such Settlement Period and (y) the Prime Rate, plus (II) 2.00%, plus (III) the Applicable Margin, or (B) to the extent the relevant Lender is not funding the applicable Advance or portion thereof through the issuance of Commercial Paper Notes, the sum of (I) the greater of (x) the Adjusted Eurodollar Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) and (y) the Prime Rate, plus (II) 3.00%, plus (III) the Applicable Margin

(h)           the definition of “Market Value” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the following new proviso at the end of such definition (and making the appropriate punctuation changes thereto):

; provided that, after the Restructuring Effective Date, the “Market Value” for any Collateral Debt Obligation shall equal the lesser of (i) the Market Value for such Collateral Debt Obligation calculated without giving effect to this proviso and (ii) the Market Value for such Collateral Debt Obligation calculated as of the Restructuring Effective Date.

(i)           the definition of “Maturity Date” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“Maturity Date” means the date that is two years after the Restructuring Effective Date.  The Advances Outstanding will be due and payable in full on the Maturity Date.

(j)           the definition of “Payment Date” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“Payment Date” means the tenth (10th) day of each calendar month, commencing in June, 2007, or, if such day is not a Business Day, the next succeeding Business Day.

(k)           Clause (b) of the definition of “Required Equity Investment” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

(b) thereafter, the greatest of (i) 50% of the Facility Amount, (ii) the sum of the Outstanding Principal Balances of the aggregate Collateral Debt Obligations owed by the five largest Obligors of Collateral Debt Obligations at such time, and (iii) (x) $35,000,000 at all times that the Maximum Advance Rate is greater than 35%, or (y) $30,000,000 at all times that the Maximum Advance Rate is equal to or less than 35%.

(l)           the following new definition is hereby added in the appropriate alphabetical order in Section 1.1 of the Credit Agreement:

“Required Taxable Net Income Distribution Amount” means, on any Payment Date, the sum of (x) the taxable net income earned, (y) the net realized capital gains earned, and (z) the amount of any excise taxes incurred, in each case, by the Originator during the immediately preceding fiscal quarter that the Originator is required to distribute to remain in compliance with the RIC/BDC Requirements and not incur any income or similar federal taxes; provided, that the amounts set forth in clauses (x) and (y) shall be reduced to the extent that a dividend in the form of common stock may be substituted for a cash dividend consistent with the RIC/BDC Requirements, as set forth in IRS Revenue Procedure 2009-15.

(m)           the definition of “Reserve Account” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“Reserve Account” means an account established in accordance with Section 5.3(c).

(n)           the definition of “Reserve Account Required Amount” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety;

(o)           the following new definition is hereby added in the appropriate alphabetical order in Section 1.1 of the Credit Agreement:

“Restructuring Effective Date” means March 23, 2009.

(p)           the definition of “Substitute Collateral Debt Obligations” set forth in Section 1.1 of Credit Agreement is hereby amended and restated as follows:

“Substitute Collateral Debt Obligation” means any Collateral Debt Obligation which is substituted for an Ineligible Collateral Debt Obligation pursuant to Section 2.4(c), which satisfies each of the following conditions: (a) the aggregate Outstanding Principal Balance of such Collateral Debt Obligation shall be equal to or greater than the Outstanding Principal Balance of the Collateral Debt Obligation to be replaced; (b) all representations and warranties of the Borrower with respect to such Collateral Debt Obligation contained in Section 4.1(y) shall be true and correct as of the Substitution Date of any such Substitute Collateral Debt Obligation; (c) the substitution of any Substitute Collateral Debt Obligation does not cause an Amortization Event, Default or Event of Default to occur; and (d) the Administrative Agent shall have given its prior written consent with respect to such substitution; provided that, the Administrative Agent’s failure to respond within five (5) Business Days of its confirmation of receipt (by e-mail or telephone) of the Borrower’s or the Servicer’s written request (in accordance with Section 12.2) to provide consent to any substitution, shall be deemed to be the Administrative Agent’s consent to such substitution.

(q)           Section 2.3 of the Credit Agreement is hereby amended, such that the figures “$1,000,000” and “$250,000” set forth in clause (c) thereto, are hereby amended and restated as “$250,000” and “$1,000”, respectively;

(r)           Section 2.3 of the Credit Agreement is hereby amended, such that the following new clause (d) shall be added thereto:

(d)           From time to time after the Restructuring Effective Date, the Borrower may prepay any portion or all of the Advances Outstanding (from amounts on deposit in the Collection Account, the Reserve Account (solely prior to the occurrence and continuance of an Event of Default) or otherwise available to the Borrower), other than with respect to Mandatory Prepayments, by delivering to the Administrative Agent, the Trustee and each Managing Agent a Borrower Notice at least two (2) Business Day prior to the date of such repayment; provided, that no such reduction shall be given effect unless (i) the Borrower has complied with the terms of any Hedging Agreement requiring that one or more Hedge Transactions be terminated in whole or in part as the result of any such prepayment of the Advances Outstanding, and the Borrower has paid all Hedge Breakage Costs owing to the relevant Hedge Counterparty for any such termination, and (ii) the Borrower reasonably believes that sufficient funds shall be available on the Payment Date immediately following the date of such repayment to make the payments required by clauses (i) through (iii) of Section 2.7(b).  If any Borrower Notice relating to any prepayment is given, the amount specified in such Borrower Notice shall be due and payable on the date specified therein, together with accrued Interest to the payment date on the amount prepaid and any Breakage Costs (including Hedge Breakage Costs) related thereto.  Any partial prepayment by the Borrower of Advances hereunder, other than with respect to Mandatory Prepayments, shall be in a minimum amount of $250,000 with integral multiples of $1,000 above such amount.  A Borrower Notice relating to any such prepayment shall be irrevocable when delivered.

(s)           Section 2.7(a) of the Credit Agreement is hereby amended and restated as follows:

(a)           [Reserved].

(t)           the lead-in sentence to Section 2.7(b) of the Credit Agreement is hereby amended and restated as follows:

To the extent of available Interest Collections and any amounts on deposit in the Reserve Account:

(u)           Clauses (iv), (vii) and (viii) of Section 2.7(b) of the Credit Agreement are hereby amended and restated as follows:

(iv)           Fourth, to any Successor Servicer, the accrued and unpaid Servicing Fee and Market Servicing Fee Differential to the end of the preceding Collection Period, for the payment thereof; provided that the amount of Market Servicing Fee Differential payable in any 12-month period under this clause Fourth shall not exceed 1.0% of the aggregate Outstanding Principal Balance;

(vii)           Seventh, so long as no Event of Default shall have occurred and be continuing, on the first Payment Date following delivery to the Administrative Agent of (i) the quarterly or annual financial statements of the Originator, as applicable, and (ii) a certificate of the chief financial officer (or equivalent officer) of the Originator providing a reconciliation of GAAP-to-tax accounting and setting forth the Required Taxable Net Income Distribution Amount, in each case, in form and substance reasonably satisfactory to the Administrative Agent, to the Borrower, the Required Taxable Net Income Distribution Amount; and

(viii)       Eighth, all remaining amounts shall be deposited into the Reserve Account; provided, however, that if an Event of Default has occurred and is continuing, all remaining amounts shall be applied as Principal Collections in accordance with clause (c) below.

(v)           the lead-in sentence to Section 2.7(b) of the Credit Agreement is hereby amended and restated as follows:

To the extent of available Principal Collections:

(w)           Clauses (i), (v) and (vi) of Section 2.7(c) of the Credit Agreement are hereby amended and restated as follows:

(i)           First, to the parties listed above, any amount remaining unpaid pursuant to clauses First through Sixth under clause (b) above, in accordance with the priority set forth thereunder;

(v)           Fifth, to the extent not paid by the Servicer, to the Backup Servicer, to the Trustee, and to any Successor Servicer, as applicable, pro rata in accordance with the amount owed to such Person under this clause Fifth, in an amount equal to any accrued and unpaid Backup Servicer Expenses, Trustee Expenses, Market Servicing Fee Differential, Servicing Fee and Transition Costs, for the payment thereof;

(vi)           Sixth, (A) to the initial Servicer, to the extent (x) accrued but not yet payable, to the Servicer Fee Accrual Account, the Servicing Fee (including, without limitation, the Senior Portion of Servicing Fee) of the Servicer for the prior Settlement Period and (y) due and payable, to the Servicer, in an amount equal to its accrued and unpaid Servicing Fee (including, without limitation, the Senior Portion of Servicing Fee) after giving effect to the application of funds accrued in the Servicer Fee Accrual Account released on such Payment Date and (B) to the Servicer (if an Affiliate of the Borrower), (x) all Indemnified Amounts and (y) reimbursement of all expenses payable to it pursuant to Section 7.7 and any other amounts then due to it under this Agreement, for the payment thereof; and

(x)           Section 2.7(d) of the Credit Agreement is hereby amended and restated as follows:

(d)           [Reserved].

(y)           Section 2.14(a) of the Credit Agreement is hereby amended and restated as follows:

(a) any Discretionary Sale shall be made by the Borrower in a transaction (A) arranged by the Servicer (or, if a Successor Servicer shall have been appointed pursuant to Section 7.13, arranged by the Borrower with the approval of the Administrative Agent) in accordance with the customary management practices of prudent institutions which manage financial assets similar to the Collateral Debt Obligations for their own account or for the account of others, (B) reflecting arm’s-length market terms, (C) in which the Borrower makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party to the Discretionary Sale (other than any representations, warranties or covenants relating to the Borrower’s ownership of or title to the Collateral Debt Obligation that is the subject of the Discretionary Sale that are standard and customary in connection with such a sale or for which the Originator has agreed to fully indemnify the Borrower), and (D) for which the Borrower shall have received the Administrative Agent’s prior written consent; provided that, the Administrative Agent’s failure to respond within five (5) Business Days of its confirmation of receipt (by e-mail or telephone) of the Borrower’s or the Servicer’s written request (in accordance with Section 12.2) to provide consent to any Discretionary Sale, shall be deemed to be the Administrative Agent’s consent to such Discretionary Sale;

(z)           Section 2.14(b) of the Credit Agreement is hereby amended and restated as follows:

(b) after giving effect to the Discretionary Sale on the related Discretionary Sale Trade Date and the payment to the Trustee required under Section 2.14(d), (A) all representations and warranties of the Borrower contained in Section 4.1 shall be true and correct as of the Discretionary Sale Trade Date, (B) neither a Event of Default nor Default shall have occurred and be continuing, (C) the Borrowing Base Test shall have been satisfied, and, if such Discretionary Sale Trade Date takes place during the Amortization Period, following the application of the funds described in clause (d) below, the ratio of the Borrowing Base to the Drawn Amount shall have been improved, (D) the RIC/BDC Requirements are satisfied and (E) the Required Equity Investment shall be maintained;

(aa)           Section 2.14(d) of the Credit Agreement is hereby amended and restated as follows:

(d)  on the related Discretionary Sale Settlement Date, the Administrative Agent shall have received into the Collection Account, in immediately available funds, an amount (i) during the Revolving Period, equal to the sum of (A) the portion of the Advances Outstanding to be prepaid so that the requirements of Section 2.14(b) shall have been satisfied as of such Discretionary Sale Settlement Date plus (B) an amount equal to all unpaid Interest to the extent reasonably determined by the Administrative Agent to be attributable to that portion of the Advances Outstanding to be paid in connection with the Discretionary Sale plus (C) an aggregate amount equal to the sum of all other amounts due and owing to the Administrative Agent, the Backup Servicer, the Indemnified Parties and the Hedge Counterparties, as applicable, under this Agreement and the other Transaction Documents, to the extent accrued to such date and to accrue to the next Payment Date (including, without limitation, Hedge Breakage Costs and any other payments owing to the Hedge Counterparties in respect of the termination of any Hedge Transaction) in each case, to the extent attributable to the Collateral to be sold by the Borrower pursuant to this Section 2.14; provided, that the Administrative Agent shall have the right to determine whether the amount paid (or proposed to be paid) by the Borrower on the Discretionary Sale Settlement Date is sufficient to satisfy the requirements in clauses (A) through (C) of this clause (d) and is sufficient to reduce the Advances Outstanding to the extent requested by the Borrower in connection with the Discretionary Sale and (ii) following the end of the Revolving Period, equal to the proceeds of such Discretionary Sale; provided, however, that, with the written consent of the Administrative Agent, the Borrower may reinvest the proceeds of such Discretionary Sale in new Collateral Debt Obligations within a period not to exceed 30 days from the Discretionary Sale Settlement Date.  Any proceeds of any such Discretionary Sale which are to be reinvested with the consent of the Administrative Agent will be released from the Collection Account on the date of such reinvestment, regardless of whether such date shall otherwise be a Payment Date hereunder.

(bb)           Section 5.1(j) of the Credit Agreement is hereby amended and restated as follows:

(j)           Distributions.  The Borrower may not declare or pay or make, directly or indirectly, any distribution (whether in cash or other property) with respect to any Person’s equity interest in the Borrower (collectively, a “Distribution”); provided, however, that (i) if the following shall be true, both before and after giving effect to such Distribution (A) the Advances Outstanding shall not exceed the Facility Amount, (B) neither an Event of Default nor a Default under Section 8.1(a) shall have occurred and be continuing, (C) the Borrowing Base Test shall have been satisfied, and (D) the Required Equity Investment shall be maintained, the Borrower may make Distributions, and (ii) if no Event of Default has occurred and is continuing, upon the Borrower’s receipt on any Payment Date of the Required Taxable Net Income Distribution Amount, or any portion thereof, pursuant to Section 2.7(b)(vii), the Borrower may make a Distribution of such amount on or within two (2) Business Days following such Payment Date.

(cc)           Section 5.1(w) of the Credit Agreement is hereby amended and restated as follows:

(w) [Reserved].

(dd)           Section 5.3(c) of the Credit Agreement is hereby amended and restated as follows:

(c)           Establishment of Reserve Account.  The Borrower or the Servicer on its behalf shall cause to be established, on or before the Closing Date, and maintained in the name of the Borrower but under the control of the Trustee for the benefit of the Secured Parties with an office or branch of a Qualified Institution a segregated corporate trust account, which may be a securities account or a deposit account (the “Reserve Account”); provided that at all times such depository institution or trust company shall be a Qualified Institution.  So long as no Event of Default has occurred and is continuing (i) on any Business Day preceding a Payment Date, if the amounts on deposit in the Collection Account are insufficient to make the payments required by Sections 2.7(b)(i) through (vii), as applicable, the Servicer or the Administrative Agent, as applicable, shall direct the Trustee to deposit funds from the Reserve Account into the Collection Account in an aggregate amount equal to the lesser of (A) the additional amount necessary to make such payments and (B) the amount on deposit in the Reserve Account, and (ii) pursuant to and in accordance with Section 2.3(d), the Servicer or the Administrative Agent, as applicable, upon the request of the Borrower, shall direct the Trustee to use funds from the Reserve Account to pay the Lenders, pro rata, in order to reduce the Advances Outstanding.  Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall direct the Trustee or the Servicer, as applicable, to withdraw all remaining amounts on deposit in the Reserve Account and apply them as Principal Collections in accordance with Section 2.7(c) hereof.

(ee)           Clause (ii) of Section 6.3(b) of the Credit Agreement is hereby amended and restated as follows:

(ii) the requirement set forth in clause (D) of Section 2.14(a) shall be satisfied,

(ff)           Section 7.12(a) of the Credit Agreement is hereby amended, such that the following new clause (xi) shall be added thereto (and the appropriate punctuation and grammatical changes shall be made thereto):

(xi)           if any Event of Default shall occur and be continuing,

(gg)           the lead-in sentence to Section 8.1 of the Credit Agreement is hereby amended and restated as follows:

The occurrence and continuance of any of the following events shall constitute an Event of Default (each, an “Event of Default”):

(hh)           Clauses (b) and (k) of Section 8.1 of the Credit Agreement are hereby amended and restated as follows:

(b) the Borrowing Base Test shall not be met, and such failure continues for a period of thirty (30) consecutive days; or

(k) the Equity Investment shall be less than the Required Equity Investment, and such condition shall continue unremedied for a period of thirty (30) consecutive days; or

SECTION 2.  Covenant of Borrower.  The Borrower hereby covenants to pay, using funds other than those in the Collection Account as of the date hereof, on or prior to March 24, 2009, to the Lenders, pro rata, an aggregate amount equal to $1,000,000 in immediately available funds, which shall be applied in its entirety to reduce the Advances Outstanding as of such date of payment.

SECTION 3.  Conditions.  This Amendment shall become effective on the day and year set forth above (the “Effective Date”) upon satisfaction of each of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a)           the Administrative Agent (or its counsel) shall have received counterpart signature pages of this Amendment, executed by each of the parties hereto;

(b)           each of the conditions precedent (other than the effectiveness of this Amendment) for the effectiveness of that certain Amendment No. 1 to Fee Letter (the “Fee Letter Amendment”), dated as of the date hereof, by and among GSC Investment Funding LLC, GSC Investment Corp., the Administrative Agent, the Managing Agent and Deutsche Bank Securities Inc., as Arranger, shall have been satisfied;

(c)           the Administrative Agent (or its counsel) shall have received a favorable opinion letter of Mayer, Brown, Rowe & Maw LLP, counsel to the Borrower and Originator, in form and substance satisfactory to the Administrative Agent, with respect to (i) the characterization of each transfer of collateral debt obligations from the Originator to the Borrower pursuant to the Purchase Agreement as sales, and (ii) the nonconsolidation under the Bankruptcy Code of the assets and liabilities of the Borrower with the assets and liabilities of the Originator in the event that the Originator were to become a debtor in a case under the Bankruptcy Code;

(d)           the Termination Date shall not have occurred;

(e)           after giving effect to this Amendment, (i) the Borrowing Base Test shall be satisfied, as calculated on the date hereof, and (ii) the Drawn Amount shall not be greater than the Facility Amount; and

(f)           the Required Equity Investment shall be maintained.

SECTION 4.  Representations and Warranties of the Borrower and the Servicer.  Each of the Borrower and the initial Servicer represent and warrant that:

(a)           it has taken all necessary action to authorize the execution, delivery and performance of this Amendment;

(b)           this Amendment has been duly executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);

(c)           no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by it of this Amendment, except those that have been obtained or made and are in full force and effect;

(d)           the representations and warranties it has made set forth in Section 4.1 or Section 7.5 of the Credit Agreement, as applicable, are true and correct as of the date hereof (except for those which expressly relate to an earlier date), both before and after giving effect to this Amendment, as though made on and as of the date hereof; and

(e)           no event has occurred, or would result after giving effect to this Amendment, that constitutes an Event of Default or a Default.

SECTION 5.  Reference to and Effect on the Transaction Documents.

(a)           Upon the effectiveness of this Amendment (i) each reference in the Credit Agreement to “this Credit Agreement”, “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby, and (ii) each reference to the Credit Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby.

(b)           Except as specifically amended, terminated or otherwise modified above or in the Fee Letter Amendment, the terms and conditions of the Credit Agreement, of all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, any Managing Agent or any Lender under the Credit Agreement or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

SECTION 6.  Waiver.  The parties hereto have been notified that, as of the last Determination Date, the Collateral Quality Tests were not satisfied.  For purposes of clarity, the parties hereto agree that such failure and any consequences thereof pursuant to the Credit Agreement are hereby waived.

SECTION 7.  General Release.  In consideration of Deutsche Bank, as Administrative Agent, a Committed Lender and a Managing Agent, entering into this Amendment, the Borrower hereby releases Deutsche Bank, as Administrative Agent, a Committed Lender and a Managing Agent, and its officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under the Credit Agreement on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such Person’s gross negligence, bad faith or willful misconduct.

SECTION 8.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 10.  Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 11.  Fees and Expenses.  Borrower hereby confirms its agreement to pay on demand all reasonable costs and expenses of the Administrative Agent, Managing Agents or Lenders in connection with the preparation, execution and delivery of this Amendment, the Fee Letter Amendment, and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent, Managing Agents or Lenders with respect thereto.

[Remainder of Page Deliberately Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first above written.

GSC INVESTMENT FUNDING LLC

By:	/s/ Richard Allorto
	Name:	Richard Allorto
	Title:	Treasurer

GSCP (NJ), L.P.

By: GSCP (NJ), Inc., its general partner

By:	/s/ David L. Goret
	Name:	David L. Goret
	Title:	Senior Managing Director and Secretary

Signature Page to Amendment No. 5
to Credit Agreement

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Committed Lender, Managing Agent and Administrative Agent

By:	/s/ Michael Cheng
	Name:	Michael Cheng
	Title:	Director

By:	/s/ Peter Chuang
	Name:	Peter Chuang
	Title:	Vice President

Signature Page to Amendment No. 5
to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as Trustee and Backup Servicer

By:	/s/ Crystal L. Crudup
	Name:	Crystal L. Crudup
	Title:	Assistant Vice President

Signature Page to Amendment No. 5
to Credit Agreement

The undersigned acknowledges its receipt of a copy of Amendment No. 5 to Credit Agreement as of the date hereof.  The undersigned (i) reaffirms all of its obligations under Section 12.14 of the Credit Agreement and (ii) acknowledges and agrees that the performance undertaking thereunder remains in full force and effect (including, without limitation, after giving effect to the amendment of the Credit Agreement as of the date hereof).

GSC INVESTMENT CORP.

By:	/s/ Richard Allorto
	Name:	Richard Allorto
	Title:	Chief Financial Officer

Signature Page to Amendment No. 5
to Credit Agreement